RESTATED CERTIFICATE OF INCORPORATION
                             OF
            INTERNATIONAL SHIPHOLDING CORPORATION


      We, the undersigned, Erik F. Johnsen and George Denegre, being respectively the President and Secretary of International Shipholding Corporation (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

       1.     The  name  of  the  Company  is  International
Shipholding Corporation.

       2.     The    Company's   original   Certificate   of
Incorporation was filed with the Secretary of State of Delaware on October 20, 1978.

       3. Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), an amendment to the Company's Certificate of Incorporation to add a new Article V thereto to provide for limitations on ownership of the Company's capital stock by non-U.S. citizens has been duly adopted by resolution of the Board of Directors of the Company and approved by the holders of the Company's Common Stock entitled to so vote on April 17, 1996.

     4. Pursuant to Section 245 of the DGCL, this Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company and restates and integrates the provisions of the Company's Certificate of Incorporation as theretofore amended or supplemented, provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL, and also further amends the Company's Certificate of Incorporation by adding a new
Article V thereto.

     5.     As  so further amended, the text of the Restated
Certificate of Incorporation of the Company shall read in its entirety as follows:


                           ARTICLE I

      The  name  of the Company is INTERNATIONAL SHIPHOLDING
CORPORATION.

                           ARTICLE II

      The registered office of the Company is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                          ARTICLE III

      The nature of the business or purposes to be conducted or promoted is:

      To  carry  on  and  conduct  any  and  every  kind  of
manufacturing, distribution and service business; to manufacture, process, fabricate, rebuild, service, purchase or otherwise acquire, to design, invent or develop, to import or export, and to distribute, lease, sell, assign or otherwise dispose of and generally deal in and with raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; and to provide services of every kind and character.

      To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company.

                           ARTICLE IV

     A.   General.

           1. The total number of shares of stock that the Company shall have authority to issue is eleven million shares, of which ten million shall be common stock with a par value of $1.00 per share (the "Common Stock") and one million shall be preferred stock with a par value of $1.00 per share (the "Preferred Stock").

          2. Shares of stock of any class now or hereafter authorized may be issued by the Company from time to time for such consideration (not less than the par value thereof if there be a par value) as shall be fixed from time to time by the Board of Directors of the Company. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Company shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of stock of the Company may be paid for, wholly or partly, by cash, by labor done, by personal property, or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such labor, personal property, real estate or leases thereof shall be conclusive.

           3. Any and all right, title, interest and claim in or to any dividends declared by the Company, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Company, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Company, free and clear of any and all claims of any person or entity whatsoever.

           4.   The designation and the powers, preferences,
rights,   qualifications,   limitations   and   restrictions
applicable to the Common Stock and the Preferred Stock shall be, or shall be determined, as hereinafter set forth.

     B.   Common Stock.

           1. Dividend Rights. Subject to the provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors.

           2. Voting Rights. Except as otherwise provided by law or pursuant to this Article IV, the holders of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on each matter submitted to a vote of the shareholders of the Company. Except as otherwise provided by law, by the Certificate of Incorporation or by resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.

           3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribu tion of assets are entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Company according to their respective interests.

     C.   Preferred Stock.

           1. Authority of the Board of Directors to Issue in Series. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

           (a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

           (b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such se ries, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

            (c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such se ries, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

           (d) The time or times during which, the price or prices at which, and the terms and conditions on which the shares of such series may be redeemed;

           (e) The terms of any purchase, retirement or sinking funds which may be provided for the shares of such series;

           (f) The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities;

          (g)  The voting powers, if any, of such series.

           2. Limitation on Dividends. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accu mulated dividends on Preferred Stock bear any interest.

           3. Limitation on Liquidating Distributions. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series. A consolidation or merger of the Company with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Company will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article IV.

                           ARTICLE V

      A. Purpose. The provisions of this Article V are intended to assure that the Company remains in continuous compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time (collectively, the "Maritime Laws"). It is the policy of the Company that Non-Citizens should not Beneficially Own, individually or in the aggregate, any shares of the Company's Capital Stock in excess of the Permitted Amount. If the Board of Directors of the Company should conclude in its sole discretion at any time that Non-Citizens have become, or are about to become, the Beneficial Owners, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount, the Board of Directors may by resolution duly adopted declare that any or all of the provisions of subparagraphs C, D and E of this Article V shall apply.

      B. Definitions. For purposes of this Article V, the following terms shall have the meanings specified below:

      1. A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Capital Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

      2. "Capital Stock" shall mean any class or series of capital stock of the Company other than any class or series of capital stock of the Company that is permitted by the Maritime Administration of the United States Department of Transportation ("MARAD") to be excluded from the determination of whether the Company is in compliance with the citizenship requirements of the Maritime Laws.

     3.   "Citizen" shall mean:

      (a)   any  individual who is a citizen of  the  United
States, by birth, naturalization or as otherwise authorized by law;

      (b) any corporation (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) not less than 75% of the capital stock of which is Beneficially Owned by Persons who are Citizens, (iii) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens and (iv) of which more than 50% of the number of its directors necessary to constitute a quorum are Citizens;

      (c) any partnership (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) all general partners of which are Citizens and (iii) not less than a 75% interest in which is Beneficially Owned by Persons who are Citizens;

      (d) any association or limited liability company (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (iii) not less than a 75% interest in which or 75% of the voting power of which is Beneficially
Owned by Citizens and (iv) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens;

       (e) any joint venture (if not an association, corporation or partnership) (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (ii) all co-venturers of which are Citizens; and

      (f) any trust (i) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (ii) the trustee of which is a Citizen and (iii) of which not less than a 75% of the beneficial interests in both income and principal are held for the benefit of Citizens.

      4. "Non-Citizen" shall mean any Person other than a Citizen.

      5. "Permitted Amount" shall mean shares of Capital Stock that, individually or in the aggregate (a) have Voting Power not in excess of 23% of Total Voting Power or (b) constitute not more than 23% of the total number of the issued and outstanding shares of Capital Stock; provided that, if the Maritime Laws are amended to change the amount of Capital Stock that a Non-Citizen may own or have the power to vote, then the Permitted Amount shall be changed to a percentage that is two percentage points less than the percentage that would cause the Company to be no longer qualified under the Maritime Laws, after giving effect to such amendment, as a Citizen qualified to (i) engage in coastwise trade, (ii) participate in MARAD's Title XI or comparable financing programs, or (iii) participate in operating differential subsidies or similar programs.

      6. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

      7. "Total Voting Power" shall mean the total number of votes that may be cast by all outstanding shares of Capital Stock having Voting Power.

      8. "Voting Power" shall mean the power to vote with respect to the election of the Company's directors.

     C.   Restrictions on Transfer.

      1. Any transfer, or attempted or purported transfer, of any shares of the Capital Stock of the Company or any interest therein or right thereof, that would result in the Beneficial Ownership by Non-Citizens, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount will, until such excess no longer exists, be void and ineffective as against the Company and the Company will not recognize, with respect to those shares that caused the Permitted Amount to be exceeded, the purported transferee as a stockholder of the Company for any purpose other than the transfer by the purported transferee of such excess to a person who is not a Non-Citizen or to the extent necessary to effect any other remedy available to the Company under this Article V.

      2. The Board of Directors is hereby authorized to effect any and all measures necessary or desirable (consistent with applicable law and the provisions of this Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article V, including without limitation, obtaining, as a condition to recording the transfer of shares on the stock records of the Company, affidavits or other proof as to the citizenship of existing or prospective stockholders on whose behalf shares of the Capital Stock of the Company or any interest therein or right thereof are or are to be held, or establishing and maintaining a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the Capital Stock of the Company are issued to Citizens or Non-Citizens.

      D. Suspension of Voting, Dividend and Distribution Rights with Respect to Excess Shares. If any shares of Capital Stock in excess of the Permitted Amount are Beneficially Owned by Non-Citizens, individually or in the aggregate, any such excess shares determined in accordance with this subparagraph D (the "Excess Shares"), shall, until such excess no longer exists, not be entitled to (1) receive any dividends or distributions of assets declared payable or paid to the holders of the Capital Stock of the Company during such period or (2) vote with respect to any matter submitted to a vote of the stockholders of the Company, and such Excess Shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly submitted to a vote of the stockholders of the Company. At such time as the Permitted Amount is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been withheld shall be due and paid to the holders of such shares. If the number of shares of Capital Stock Beneficially Owned by Non-Citizens is in excess of the Permitted Amount, the shares deemed to be Excess Shares for purposes of this Article V will be those shares Beneficially Owned by Non-Citizens that the Board of Directors determines became so Beneficially Owned most recently, and such determination shall be conclusive.

      E. Redemption of Excess Shares. The Company shall have the power, but not the obligation, to redeem Excess
Shares subject to the following terms and conditions:

      1. The per share redemption price (the "Redemption Price") to be paid for the Excess Shares to be redeemed shall be the sum of (a) the average closing sales price of the Capital Stock and (b) any dividend or distribution declared with respect to such shares prior to the date such shares are called for redemption hereunder but which has been withheld by the Company pursuant to subparagraph D. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Capital Stock on the New York Stock Exchange during the 10 trading days immediately prior to the date the notice of redemption is given; except that, if the Capital Stock is not traded on the New York Stock Exchange then the closing sales prices of the Capital Stock on any other national securities exchange selected by the Company on which such Capital Stock is listed, and if not listed on any national securities exchange, the closing sales prices as quoted on the Nasdaq National Market, and if not so quoted, the mean between the representative bid and ask prices as quoted by Nasdaq or another generally recognized reporting system, on each of such 10 trading days, and if not so quoted, as may be determined in good faith by the Board of Directors.

      2. The Redemption Price may be paid in cash or by delivery of a promissory note of the Company, at the election of the Company. Any such promissory note shall have a maturity of not more than 10 years from the date of issuance and shall bear interest at the rate equal to the then current coupon rate of a 10-year Treasury note as such rate is published in The Wall Street Journal or comparable publication.

      3. A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Company. Each such notice shall state (a) the redemption date, (b) the number of shares of Capital Stock to be redeemed from such holder,
(c) the Redemption Price, and the manner of payment thereof,
(d) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      4. From and after the redemption date, dividends on the shares of Capital Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof.

      5. Such other terms and conditions as the Board of Directors may reasonably determine.

                           ARTICLE VI

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized at any regular or special meeting thereof, without stockholder approval:

     1. To make By-laws for the Company, and to amend, alter or repeal any By-laws.
2.
     2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

     3. To authorize the borrowing of money; the issuance of bonds, notes, debentures and other obligations or evidences of indebtedness of the Company, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Company or otherwise.

     4. To authorize the purchase or other acquisition of shares of stock of the Company or any of its bonds, debentures, notes or other securities or evidences of indebtedness.

     5. To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account book or document of the Company, except as conferred by statute or authorized by the Board of Directors, or by resolution of the stockholders.

     6. To set apart out of the funds of the Company available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

     7.        To designate one or more committees, each committee to
consist  of  two  or  more directors of the  Company.   Any  such
committee, to the extent provided in the resolution or in the By-laws of the Company, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of  the Company, and may authorize the seal of the Company to  be
affixed  to  all  papers  which may require  it.   The  Board  of
Directors may designate one or more of the directors as alternate
members  of  any  committee,  who  may  replace  any  absent   or
disqualified  member  at any meeting of the committee;  provided,
however,  the  By-laws  may  provide  that  in  the  absence   or
disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     8. To provide indemnification to the full extent permitted by Delaware law.

                          ARTICLE VII

      The number of directors of the Company shall be fixed from time to time by, or in the manner provided in, its By-laws and may be increased or decreased as therein provided. Election of directors need not be by ballot unless the By-laws so provide. The directors of the Company shall be elected annually by the stockholders and shall hold office until their respective successors are duly elected and qualified. The By-laws may prescribe the number of directors necessary to constitute a quorum.

                          ARTICLE VIII

      Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Company may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Company. Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting and vote of stockholders with the written consent of stockholders having not less than a majority of the total number of votes entitled to be cast upon the action, or such larger percentage required by statute, if a meeting were held. Prompt notice shall be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

                           ARTICLE IX

      The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorpora tion, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           ARTICLE X

     No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this
Article X shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
          ____________________________________________

           6. This Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of Delaware pursuant to Section 103 of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, International Shipholding Corporation has caused this certificate to be signed by Erik F. Johnsen, its President and attested by George Denegre, its Secretary, this 17th day of April, 1996.






                         INTERNATIONAL SHIPHOLDING CORPORATION





BY:/S/ Erik F. Johnsen, President
       ______________________________________
              Erik F. Johnsen, President



CORPORATE SEAL




ATTEST:


BY: /S/George Denegre, Secretary
       _________________________________________
              George Denegre, Secretary